ARTICLES OF INCORPORATION

OF

VYSTAR ACQUISITION CORPORATION

ARTICLE ONE
NAME

The name of the corporation is Vystar Acquisition Corporation.

ARTICLE TWO
REGISTERED OFFICE

The address of the registered office of the corporation in the State of Georgia is 3761 Venture Drive, Duluth, Gwinnett County, Georgia 30096. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE THREE
PURPOSES

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Georgia Business Corporation Code.

ARTICLE FOUR
CAPITAL STOCK

The aggregate number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000) shares of $.0001 par value common stock.

ARTICLE FIVE
BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the corporation.

ARTICLE SIX
NO PREEMPTIVE RIGHTS

No shareholders shall have any preemptive rights to acquire unissued shares of the corporation.

ARTICLE SEVEN
INITIAL PRINCIPAL OFFICE

The address of the initial principal office of the corporation is 4619 Steeplechase Lane, Flowery Branch, Georgia 30542.

ARTICLE EIGHT
SHAREHOLDER ACTION BY WRITTEN CONSENT

To the extent allowed by law, any action that is required to be or may be taken at a meeting of the shareholders of the corporation may be taken without a meeting if written consent, setting forth the action, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice shall be given within ten (10) days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders on the record date whose shares were not represented on the written consent.

ARTICLE NINE
PLACE OF MEETINGS AND RECORDS

Meetings of shareholders of the corporation may be held within or without the State of Georgia, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision of applicable law) within or without the State of Georgia at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE TEN
LIMITATION ON DIRECTORS' LIABILITY

A Director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the type of liability set forth under Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director received an improper personal benefit.

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If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

Any repeal or modification of the foregoing provisions of this Article Ten by the shareholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

The provisions of this Article Ten shall not be deemed to limit or preclude indemnification of a Director by the corporation for any liability of a Director which has not been eliminated by the provisions of this Article Ten.

ARTICLE ELEVEN
INCORPORATOR

The name and address of the incorporator is as follows:

Gerald L. Baxter
Greenberg Traurig, LLP
3290 Northside Parkway
Suite 400
Atlanta, Georgia 30327

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged these Articles of Incorporation this 17th day of December, 2003.

/s/ Gerald L. Baxter

Gerald L. Baxter, Incorporator

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CERTIFICATE OF MERGER
OF
VYSTAR, L.L.C.,
a Georgia limited liability company
WITH AND INTO
VYSTAR ACQUISITION CORPORATION,
a Georgia corporation

I.

Pursuant to the provisions of Section 14-11-901 of the Georgia Limited Liability Company Act, and Section 14-2-1105 of the Georgia Business Corporation Code, VYSTAR, L.L.C., a Georgia limited liability company shall, upon the filing of this Certificate of Merger, be merged with and into VYSTAR ACQUISITION CORPORATION, a Georgia corporation, with VYSTAR ACQUISITION CORPORATION, a Georgia corporation, being the surviving corporation in the merger (the “Surviving Corporation”).

II.

The Articles of Incorporation of VYSTAR ACQUISITION CORPORATION, a Georgia corporation, as in effect on the date hereof, shall be the Articles of Incorporation of the Surviving Corporation; provided, however, said Articles of Incorporation will, simultaneously with the filing of this Certificate of Merger, be amended by deleting Article One in its entirety and substituting therefore the following language, all as set forth on the form of Articles of Amendment attached as Exhibit “A” hereto, until further amended or changed as provided by law:

“ARTICLE ONE

The name of the Corporation is Vystar Corporation.”

III.

The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation, which is located at 4619 Steeplechase Lane, Flowery Branch, Georgia 30542.

IV.

A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any member or shareholder of either party to the merger.

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V.

The Agreement and Plan of Merger does not require the approval of the shareholders of the Surviving Corporation, pursuant to Section 14-2-1103(h) of the Georgia Business Corporation Code.

VI.

The request for publication of a Notice of Merger and payment therefore will be made as required by subsection (b) of Section 14-2-1105.1 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned parties to the merger have caused this Certificate of Merger to be executed this 17th day of December, 2003.

VYSTAR, L.L.C.

By:  /s/ Travis W. Honeycutt

Travis W. Honeycutt, Member

VYSTAR ACQUISITION CORPORATION

By:  /s/ Glen Smotherman

Glen Smotherman, Secretary

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EXHIBIT “A”

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
VYSTAR ACQUISITION CORPORATION

ARTICLE I.

The name of the corporation is Vystar Acquisition Corporation (the “Corporation”).

ARTICLE II.

The Corporation’s Articles of Incorporation are hereby amended by deleting Article One in its entirety and substituting therefore the following language:

“The name of the corporation is Vystar Corporation.”

ARTICLE III.

The amendment provided for herein was duly adopted by the Board of Directors of the Corporation on December __, 2003.

ARTICLE IV.

The amendment was adopted by the Board of Directors of the Corporation without shareholder action as shareholder action was not required.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set forth his hand as of this ___ day of December, 2003.

__________________________
Glen Smotherman, Secretary

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
VYSTAR CORPORATION

Pursuant to the provisions of the Georgia Business Corporation Code, the corporation hereinafter named (the “Corporation”), does hereby adopt the following Articles of Amendment.

ARTICLE ONE

The name of the corporation is Vystar Corporation (the “Corporation”).

ARTICLE TWO

The Articles of Incorporation of Vystar Corporation be amended by deleting Article Four in its entirety and substituting therefore the following language:

"The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares of which Twenty-Five Million (25,000,000) shall be Common Stock and Ten Million (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.0001, and each share of Preferred Stock shall have a par value of $0.0001.

The Preferred Stock authorized by the Articles of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the board of directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences, limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provision of the Georgia Business Corporation Code. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.”

ARTICLE THREE

The amendment provided for herein was duly adopted by the Board of Directors of the Corporation on August 10th, 2004.

ARTICLE FOUR

In lieu of a meeting and vote of shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of Section 14-2-704 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers, this 10th day of August, 2004.

VYSTAR CORPORATION, INC.

/s/ Glen Smotherman

By:      Glen Smotherman
Title:   Chief Financial Officer

Attest:

/s/ Matthew P. Clark

By: Matthew P. Clark
Title: Assistant Secretary

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
VYSTAR CORPORATION

Pursuant to Section 14-2-1003 of the Georgia Business Corporation Code, the corporation hereinafter named (the “Corporation”), does hereby adopt the following Articles of Amendment.

ARTICLE ONE

The name of the corporation is Vystar Corporation (the “Corporation”).

ARTICLE TWO

The Articles of Incorporation of Vystar Corporation are hereby amended by deleting the first paragraph of Article Four and substituting in lieu therefore the following language:

"The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is Sixty-Five Million (65,000,000) shares of which Fifty Million (50,000,000) shall be Common Stock and Fifteen Million (15,000,000) shall be Preferred Stock.  Each share of Common Stock shall have a par value of $0.0001, and each share of Preferred Stock shall have a par value of $0.0001.”

ARTICLE THREE

The amendment provided for herein was duly adopted by the Board of Directors of the Corporation on April 14, 2009.

ARTICLE FOUR

In lieu of a meeting and vote of shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of Section 14-2-704 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by a duly authorized officer, this 27th day of May, 2009.

VYSTAR CORPORATION

By:	/s/ William R. Doyle
Name: William R. Doyle
Title: Chairman, President and CEO